Parker Drilling Reports 2013 Second Quarter Results

HOUSTON, Aug. 1, 2013 /PRNewswire/ -- Parker Drilling Company (NYSE-PKD), an international drilling services and rental tools provider, today reported results for the quarter ended June 30, 2013, including net income of $10.0 million and $0.08 per diluted share on revenues of $226.0 million. These results include non-routine expenses associated with the April acquisition of International Tubular Services Limited and certain affiliates (ITS) that reduced net income by $7.3 million, or $0.06 per diluted share. Excluding the effects of these expenses, the Company had net income of $17.3 million and $0.14 per diluted share compared with adjusted 2013 first quarter net income of $3.9 million and $0.03 per diluted share on revenues of $167.2 million. Adjusted EBITDA, excluding non-routine expenses, was $71.4 million, compared with $40.7 million for the preceding quarter.

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"The strength of our second quarter results reflects the operational gains we are achieving in many areas of our business," said Gary Rich, president and chief executive officer of Parker Drilling. "In addition, the acquisition of ITS adds an established international presence to our successful rental tools business and provides further opportunities for profitable growth.

"Revenues and profitability of our U.S. rental tools business increased, compared to the prior quarter. Higher average pricing offset the impact of soft conditions in the U.S. land drilling market while rentals to the Gulf of Mexico drilling market continued to grow. Our U.S. Gulf of Mexico barge drilling business achieved full utilization of its marketed rig fleet along with an increase in average dayrate.

"The results of our international drilling operations primarily reflect our success in contracting previously idle rigs and improved operating performance. In addition, our U.S. drilling business made an important contribution to our results, recording the first full quarter of operation for our two advanced-design, arctic-class drilling rigs operating on the North Slope of Alaska and a recently awarded contract to manage three platforms offshore California.

"Our results reflect accomplishments in each of our business areas and continued progress toward a more focused and effective business operation," Mr. Rich added.

Second Quarter Highlights

  In April, Parker Drilling acquired ITS, an international rental tools and well services provider, expanding the reach of Parker Drilling's rental tools business into growing international markets.
  U.S. rental tools increased its revenues, segment gross margin and segment gross margin as a percentage of revenues, compared with 2013 first quarter results, primarily as a result of higher average pricing that offset lower market activity.
  The U.S. Barge Drilling segment operated at full utilization throughout the quarter and achieved further increases in average dayrate.
  Parker Drilling's U.S. Drilling segment reported its first full quarter of operating activity for the Company's recently commissioned arctic-class drilling rigs and recently awarded Operations and Maintenance (O&M) contract offshore California.
  Rig fleet utilization for Parker Drilling's International Drilling segment increased as a result of recent success in contracting previously idle rigs, including two in Kazakhstan; two in the Kurdistan Region of Iraq; and one in Sakhalin, Russia.

Outlook

"Current market trends and business activity are favorable to continued improvements in our operational and financial performance. Though this may be tempered by continued competitive conditions in the U.S land drilling market, further costs to redeploy our international rigs to growing regional markets, and the pace at which we integrate and develop the ITS operations, we are encouraged by what has been achieved and the opportunities we foresee," Mr. Rich concluded.

Second Quarter Review

Parker Drilling's revenues for the 2013 second quarter, compared with the 2013 first quarter, increased 35 percent to $226.0 million from $167.2 million, segment gross margin rose 65 percent to $82.5 million from $50.1 million, and segment gross margin as a percentage of revenues improved to 36.5 percent from 30.0 percent. (Segment gross margin excludes depreciation and amortization expense).

  Rental Tools segment revenues were $82.0 million, segment gross margin was $38.3 million and segment gross margin as a percentage of revenues was 46.8 percent.  Compared with the 2013 first quarter, revenues increased 44 percent, segment gross margin increased 19 percent, and segment gross margin as a percentage of revenues declined.  The April acquisition of ITS contributed to most of the increase in revenues and segment gross margin and the decline in segment gross margin as a percentage of revenues. With its diverse international presence and broader product mix, ITS operations produce lower segment gross margins as a percentage of revenues than the U.S. rental tools business.  The U.S. rental tools business achieved an increase in revenues, gross margin and gross margin as a percentage of revenues through better pricing and growth in the expanding Gulf of Mexico drilling market that offset the effects of softness in the U.S. land drilling market.
  U.S. Barge Drilling segment revenues were $38.3 million, segment gross margin was $20.0 million, and segment gross margin as a percentage of revenues was 52.2 percent.  Compared with the 2013 first quarter, revenues increased 28 percent, segment gross margin increased 61 percent, and segment gross margin as a percentage of revenues also rose.  Supported by the growing interest in drilling in the Gulf of Mexico inland waters, the operation achieved full utilization of its 11-rig marketed fleet throughout the quarter and increased average dayrates by approximately 9 percent.
  U.S. Drilling segment revenues were $17.9 million, segment gross margin was $3.6 million and segment gross margin as a percentage of revenues was 20.3 percent. The segment recorded its first quarter of full operation for the two arctic-class drilling rigs in Alaska and the O&M contract in California.
  International Drilling segment revenues were $83.2 million, segment gross margin was $20.3 million, and segment gross margin as a percentage of revenues was 24.4 percent. Compared with the 2013 first quarter, revenues increased 29 percent, segment gross margin increased and segment gross margin as a percentage of revenues rose.  During the 2013 second quarter, international rig fleet utilization rose as a result of successes in contracting previously idle rigs into targeted growth markets. Also during the quarter, a new contract for the Company's Caspian Sea barge, Rig 257, was concluded.  As a result, the segment recognized $6.1 million of revenues for having maintained the rig on standby since late 2012 while the new contract was being negotiated.
  Technical Services segment revenues were $4.6 million, segment gross margin was $0.1 million and segment gross margin as a percentage of revenues was 2.8 percent.  Compared with the 2013 first quarter, revenues increased and segment gross margin declined.

An increase in general and administrative expense, to $19.9 million for the 2013 second quarter, from $12.9 million for the prior quarter, was primarily due to non-routine expenses associated with the acquisition and integration of ITS. In addition, interest income increased to $2.2 million, from $0.1 million, due to interest related to a recent income tax refund. Capital expenditures were $32.4 million for the 2013 second quarter, and $30.0 million for the 2013 first quarter.

Conference Call

Parker Drilling has scheduled a conference call for 10:00 a.m. CDT (11:00 a.m. EDT) on Thursday, August 1, 2013, to review reported results. The call will be available by telephone at (480) 629-9643. The call can also be accessed through the Investor Relations section of the Company's website. A replay of the call can be accessed on the Company's website for 12 months and will be available by telephone from August 1 through August 8 at (303) 590-3030, using the access code 4628895#.

Cautionary Statement

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts that address activities, events or developments that the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about anticipated future financial or operational results; the outlook for rig utilization and dayrates; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company's rigs, rental tools operations and projects under management; capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs for operation; the strengthening of the Company's financial position; increases in market share; outcomes of legal proceedings and investigations; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes that its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions that could adversely affect market conditions, fluctuations in oil and natural gas prices that could reduce the demand for drilling services, changes in laws or government regulations that could adversely affect the cost of doing business, our ability to refinance our debt and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the Securities and Exchange Commission. See "Risk Factors" in the Company's Annual Report filed on Form 10-K and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Description

Parker Drilling (NYSE: PKD) provides high-performance contract drilling solutions, rental tools and project management services to the energy industry. Parker Drilling's active rig fleet includes 21 land rigs and one offshore barge rig in international locations, 12 barge rigs in the U.S. Gulf of Mexico, and two land rigs in Alaska. The Company's rental tools business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. Parker Drilling also performs contract drilling for customer-owned rigs and provides technical services addressing drilling challenges for E&P customers worldwide. More information about Parker Drilling can be found on the Company's website including operating status reports for the Company's U.S. Rental Tools business and its international and U.S. Gulf of Mexico rig fleets, updated monthly.

PARKER DRILLING COMPANY
Consolidated Condensed Balance Sheets
(Dollars in Thousands)

	June 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$ 69,608	$ 87,886
Accounts and Notes Receivable, Net	251,440	168,562
Rig Materials and Supplies	39,229	28,860
Deferred Costs	10,822	1,089
Deferred Income Taxes	16,411	8,742
Assets Held for Sale	8,656	6,800
Other Current Assets	33,540	46,345
TOTAL CURRENT ASSETS	429,706	348,284

PROPERTY, PLANT AND EQUIPMENT, NET	852,813	789,123

OTHER ASSETS
Deferred Income Taxes	107,771	95,295
Other Assets	46,061	23,031
TOTAL OTHER ASSETS	153,832	118,326

TOTAL ASSETS	$ 1,436,351	$ 1,255,733

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current Portion of Long-Term Debt	$ 10,000	$ 10,000
Accounts Payable and Accrued Liabilities	174,205	141,866
TOTAL CURRENT LIABILITIES	184,205	151,866

LONG-TERM DEBT	589,229	469,205

LONG-TERM DEFERRED TAX LIABILITY	31,306	20,847

OTHER LONG-TERM LIABILITIES	22,661	23,182

TOTAL CONTROLLING INTEREST IN STOCKHOLDERS' EQUITY	606,940	591,404
Noncontrolling interest	2,010	(771)
TOTAL EQUITY	608,950	590,633

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 1,436,351	$ 1,255,733

Current Ratio	2.33	2.29

Total Debt as a Percent of Capitalization	50%	45%

Book Value Per Common Share	$ 5.06	$ 4.97

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

			Three Months Ended March 31,
	Three Months Ended June 30,
	2013	2012	2013

REVENUES:	$ 226,001	$ 178,925	$ 167,155

EXPENSES:
Operating Expenses	143,549	104,526	117,046
Depreciation and Amortization	32,280	27,959	29,512
TOTAL OPERATING GROSS MARGIN	50,172	46,440	20,597

General and Administrative Expense	(19,853)	(7,420)	(12,883)
Gain on Disposition of Assets, Net	517	1,368	1,148

TOTAL OPERATING INCOME	30,836	40,388	8,862

OTHER INCOME AND (EXPENSE):
Interest Expense	(10,741)	(8,925)	(10,006)
Interest Income	2,203	53	59
Loss on extinguishment of debt	-	(1,649)	-
Change in fair value of derivative positions	17	38	37
Other	(183)	20	116
TOTAL OTHER EXPENSE	(8,704)	(10,463)	(9,794)

INCOME (LOSS) BEFORE INCOME TAXES	22,132	29,925	(932)
INCOME TAX EXPENSE (BENEFIT)	12,045	9,817	(1,504)

NET INCOME	10,087	20,108	572
Less: net income (loss) attributable to noncontrolling interest	93	25	(20)
NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$ 9,994	$ 20,083	$ 592

EARNINGS PER SHARE - BASIC
Net Income	$ 0.08	$ 0.17	$ 0.00

EARNINGS PER SHARE - DILUTED
Net Income	$ 0.08	$ 0.17	$ 0.00

NUMBER OF COMMON SHARES USED IN COMPUTING EARNINGS PER SHARE
Basic	119,483,780	117,410,212	118,867,678
Diluted	121,860,011	118,526,879	120,072,574

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Six Months Ended June 30,
	2013	2012

REVENUES:	$ 393,156	$ 355,494

EXPENSES:
Operating Expenses	260,595	199,458
Depreciation and Amortization	61,792	55,578
	322,387	255,036
TOTAL OPERATING GROSS MARGIN	70,769	100,458

General and Administrative Expense	(32,736)	(12,917)
Gain on Disposition of Assets, Net	1,665	1,860

TOTAL OPERATING INCOME	39,698	89,401

OTHER INCOME AND (EXPENSE):
Interest Expense	(20,747)	(16,962)
Interest Income	2,251	79
Loss on extinguishment of debt	-	(1,649)
Change in fair value of derivative positions	54	(11)
Other	(56)	36
TOTAL OTHER EXPENSE	(18,498)	(18,507)

INCOME BEFORE INCOME TAXES	21,200	70,894

INCOME TAX EXPENSE	10,541	24,460

NET INCOME	10,659	46,434

Less: net income (loss) attributable to noncontrolling interest	73	(41)
NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$ 10,586	$ 46,475

EARNINGS PER SHARE - BASIC	$ 0.09	$ 0.40

EARNINGS PER SHARE - DILUTED	$ 0.09	$ 0.39

NUMBER OF COMMON SHARES USED IN COMPUTING EARNINGS PER SHARE:
Basic	119,177,431	117,129,364
Diluted	121,498,223	118,623,037

PARKER DRILLING COMPANY
Selected Financial Data
(Dollars in Thousands)
(Unaudited)

	Three Months Ended			Six Months Ended June 30,
	June 30,		March 31,
	2013	2012	2013	2013	2012

REVENUES:
Rental Tools	$ 82,022	$ 65,002	$ 57,082	$ 139,105	$ 131,286
U.S. Barge Drilling	38,301	33,292	29,865	68,165	61,127
U.S. Drilling	17,910	-	11,635	29,545	-
International Drilling	83,182	76,923	64,650	147,832	155,673
Technical Services	4,586	3,708	3,923	8,509	7,408
Total Revenues	226,001	178,925	167,155	393,156	355,494

OPERATING EXPENSES:
Rental Tools	43,675	22,552	24,875	68,550	44,182
U.S. Barge Drilling	18,290	18,792	17,441	35,732	35,932
U.S. Drilling	14,270	533	11,309	25,578	999
International Drilling	62,855	58,683	59,854	122,709	110,926
Technical Services	4,459	3,966	3,567	8,026	7,419
Total Operating Expenses	143,549	104,526	117,046	260,595	199,458

OPERATING GROSS MARGIN:
Rental Tools	38,347	42,450	32,207	70,555	87,104
U.S. Barge Drilling	20,011	14,500	12,424	32,433	25,195
U.S. Drilling	3,640	(533)	326	3,967	(999)
International Drilling	20,327	18,240	4,796	25,123	44,747
Technical Services	127	(258)	356	483	(11)
Depreciation and Amortization	(32,280)	(27,959)	(29,512)	(61,792)	(55,578)
Total Operating Gross Margin	50,172	46,440	20,597	70,769	100,458

PARKER DRILLING COMPANY
Adjusted EBITDA
(Dollars in Thousands)

	Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012

Net Income (Loss) Attributable to Controlling Interest	$ 9,994	$ 592	$ (20,098)	$ 10,936	$ 20,083
Adjustments:
Income Tax (Benefit) Expense	12,045	(1,504)	2,724	6,695	9,817
Interest Expense	10,741	10,006	8,409	8,171	8,925
Other Income and Expense	(2,037)	(212)	717	42	1,538
Gain on Disposition of Assets, Net	(517)	(1,148)	492	(606)	(1,368)
Depreciation and Amortization	32,280	29,512	27,660	29,779	27,959

Adjusted EBITDA	62,506	37,246	19,904	55,017	66,954

Adjustments:
Non-routine Items	8,865	3,463	15,921	564	42

Adjusted EBITDA after Non-routine Items	$ 71,371	$ 40,709	$ 35,825	$ 55,581	$ 66,996

CONTACT: Investor Relations: Richard Bajenski, Director, Investor Relations: (281) 406-2030; or Media Relations: Stephanie Dixon, Manager, Marketing & Corporate Communications. (281) 406-2212